Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-97932, 333-31923, 333-37505, 333-53955, 333-53919, 333-58811, 333-70873, 333-93465 and 333-1109882), and on Form S-8 (No. 333-43074, 333-43076) of Innkeepers USA Trust of our report dated March 1, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Fort Lauderdale, Florida

March 1, 2007